ARTICLES OF AMENDMENT TO THE ARTICLES
                               OF INCORPORATION OF
                          THE NETWORK CONNECTION, INC.


                              ---------------------


     These Amended Articles of Incorporation (the "Amendment") are being executed as of April 29, 1999, for the purpose of amending the Articles of Incorporation of The Network Connection, Inc. (the "Company"), pursuant to
Section 14-2-602 of the Georgia Business Corporation Code.

     NOW, THEREFORE, the undersigned hereby certifies as follows:

     FIRST: The name of the Corporation is The Network Connection, Inc.

     SECOND: That, pursuant to authority conferred upon the Board of Directors by the Articles of Incorporation, said Board of Directors, at a meeting of the Board of Directors, adopted a resolution providing for the amendment of the terms of the Company's 8% Series B Convertible Preferred Stock, which resolution is as follows:

     RESOLVED, that pursuant to Article V of the Articles of Incorporation of the Company, there be and hereby is authorized an amendment to the terms of the Company's Series B 8% Convertible Preferred Stock (the "Series B Preferred Stock"), which amendment shall be as follows:

     1. The first paragraph of Section 6.1 of Article 6 of the Articles of Amendment to the Articles of Incorporation of the Company creating the terms and conditions of the Series B Preferred Stock (the "First Amendment") be, and it hereby is, amended in its entirety to read as follows:

     "SECTION 6.1 Conversion, Conversion Price. At the option of the Holder, the shares of Preferred Stock may be converted, either in whole or in part, into Common Shares (calculated as to each such conversion to the nearest 1/100th of a share), at any time, and from time to time, at a Conversion Price equal to the lower of (a) 75% of the Average Price calculated at the time of conversion; or
(b) 75% of the Average Price calculated as if April 29, 1999 were the Conversion Date. At the Corporation's option, the amount of accrued and unpaid dividends as of the Conversion Date shall not be subject to conversion but instead may be paid in cash as of the Conversion Date; if the Corporation elects to convert the amount of accrued and unpaid dividends at the Conversion Date into Common Stock, the Common Stock issued to the Holder shall be valued at the Conversion Price."

     2. A new Section 6.1-A shall be added to Article 6 of the First Amendment, to read as follows:

     "SECTION 6.1-A Dilution Protection. Notwithstanding anything to the contrary contained in Section 6.1 above or otherwise herein, if a Valuation Event occurs after April 30,

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1999 as a result of which the number of Common Shares Outstanding (assuming for purposes of such determination, the issuance of all such shares pursuant to an exercise or conversion (as the case may be) of options, warrants, and other securities issued as part of such Valuation Event) shall be increased or decreased, then the Conversion Price shall be proportionately decreased or increased, respectively, and the number of Common Shares reserved for issuance pursuant to the conversion of the then Outstanding Series B Preferred Stock shall be proportionately increased or decreased, respectively, so as to reflect appropriately the effects of such Valuation Event, effective immediately upon the effectiveness of such Valuation Event. The adjustment required by the foregoing sentence shall be effectuated each time a separate Valuation Event shall occur, and such adjustments shall, therefore, be cumulative."

     THIRD: The amended Articles of Incorporation were approved by the Board of Directors in the manner required by Section 14-2-602 of the Georgia Business Corporation Code as of April 29, 1999, and shareholder approval was not required.



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     IN WITNESS WHEREOF, the Corporation has caused this Amendment to the
Certificate of Incorporation to be signed by its duly authorized officers on this 29th day of April 1999.

                                       THE NETWORK CONNECTION, INC.



                                       By: __________________________________
                                             Name:
                                             Title:


                                       By: __________________________________
                                             Name:
                                             Title:

INITIAL HOLDER:

INTERACTIVE FLIGHT TECHNOLOGIES, INC.


By: __________________________________
      Name:
      Title: